SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Proxy Statement

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[ x ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

AvantGo, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of a newsletter issued to the employees of AvantGo, Inc. and Sybase, Inc. on February 19, 2003:

Sybase — AvantGo Alliance Newsletter #6

One Week Before Scheduled AvantGo ShareholderMeeting

~Staying Focused~

It’s been about two months since Sybase signed an Acquisition Agreement to acquire AvantGo. In that time, there has been a lot of activity to make this proposed acquisition a success. The functional team at Sybase involves 32 people from 15 organizations directly and touches countless others around the company. Across AvantGo, many employees have been involved in working with the Sybase Integration Team.

Next week, the AvantGo shareholders have a meeting scheduled to vote on the proposed acquisition of the company by Sybase. In anticipation of a “yes” vote, the sales teams at both iAnywhere and AvantGo are geared up to exploit the potential synergies of the proposed union. The teams meet weekly to ensure that sales integration planning milestones are met. The teams have already encountered customers interested in the respective products of both companies to be offered post-close. Also key is the team’s ability to execute the go forward strategy planned to start immediately after close.

In this final week before the shareholder meeting and throughout Q1, it is imperative to keep focused on keeping business running. Therefore, the Integration Team would like to reiterate that AvantGo employees will not be moved from Hayward until after Q1.

In the meantime, the teams are working to ensure that if the shareholders do vote next week to approve the sale of AvantGo to Sybase, the combined company can move forward as quickly as possible. After the vote and anticipated close of the acquisition, immediate actions will be taken to:

•     Ensure a smooth transition of IT systems

•     Communicate the acquisition to key stakeholders including customers, partners and My AvantGo subscribers

•     Investigate iAnywhere and/or Sybase market synergies, and

•     Create ways to grow revenue and subscriber base

As many employees at AvantGo are now in the process of considering offers of employment by iAnywhere Solutions or Sybase, Sybase is opening its doors to showcase the facilities at the Dublin campus. Those AvantGo employees who have been given offers of regular employment received calendar invitations from Sybase HR last Friday. The event will be held this week on Thursday, February 20. The Sybase Integration Team will also be invited to the event.

~Contact Us~

As always, if you have any questions or suggestions for future issues, please send an email to: integration@sybase.com and we will address your questions as soon as possible.

*********************************************************

In connection with Sybase’s proposed acquisition of AvantGo, on January 24, 2003, AvantGo publicly filed a definitive proxy statement and has filed and will file other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF AVANTGO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Investors and security holders can obtain free copies of the definitive proxy statement and other documents by contacting Investor Relations, AvantGo, 25881 Industrial Boulevard, Hayward, CA 94545 (Telephone: (510) 259-4000). In addition, documents filed with the SEC by AvantGo will be available free of charge at the SEC’s web site at http://www.sec.gov. AvantGo began mailing the definitive proxy statement to its stockholders on January 28, 2003.

FORWARD LOOKING STATEMENTS: Statements concerning the benefits of Sybase’s acquisition of AvantGo, future growth, synergies, the completion of the acquisition and Sybase’s plans following completion of the acquisition are by nature “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of uncertainties and risks and cannot be guaranteed. Factors that could cause actual events or results to differ materially include the risk that the acquisition may not be consummated in a timely manner, if at all, risks regarding employee relations, risks relating to shifts in customer demand, rapid technological changes, availability and quality of third party content, competitive factors and unanticipated delays in scheduled product availability and other risks concerning Sybase and AvantGo and their respective operations that are detailed in the period filings with the SEC of Sybase and AvantGo, including their most recent filings on Form 10-K and Form 10-Q.